Exhibit 99.8(h)(iv)

Form of ADDENDUM TO SCHEDULE OF
PARTICIPATON AGREEMENT

This Addendum (“Addendum”) to the original Schedule of the Participation Agreement executed on November 1, 2009 is entered into by and among Legg Mason Investor Services, LLC, Legg Mason Partners Variable Equity Trust, Legg Mason Partners Fund Advisor, LLC and Protective Life Insurance Company, collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2009, as amended (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1. The following Separate Accounts and Associated Products are added to Schedule A of the Agreement:

Separate Accounts	Associate Products
PLICO Variable Annuity Account S	Schwab Genesis Advisory Variable Account
PLICO Variable Annuity Account S	Schwab Genesis Variable Account

For the purpose of referring to this Addendum, the date of this Addendum shall be [DATE].

Legg Mason Investor Services, LLC

Protective Life Insurance Company

By:
___________________________

By:
___________________________
Name:
___________________________

Name:
___________________________
Title:
___________________________

Title:
___________________________
Date:    ___________________________

Date:   ____________________________

Legg Mason Partners Variable Equity Trust

Legg Mason Partners Fund Advisor, LLC

By:
___________________________

By:
___________________________
Name:
___________________________

Name:
___________________________
Title:
___________________________

Title:
___________________________
Date:    ___________________________

Date:   ____________________________